Exhibit 99.1

Reviva Reports Third Quarter 2026 Financial Results and Recent Business Highlights

- FDA feedback expected in Q4 2026 on proposed use of new formulation of brilaroxazine in the RECOVER-2 trial and a future NDA submission -

- U.S. patent office has granted priority examination (Track 1) for the composition of matter patent application filed covering new formulation of brilaroxazine, with potential to extend patent protection through 2046 –

- Patient enrollment in RECOVER-2 registrational Phase 3 trial expected to begin in 1H 2027, subject to additional financing –

Cupertino, Calif., November 12, 2026 – Reviva Pharmaceuticals Holdings, Inc. (OTCQB: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today reported financial results for the third quarter ended September 30, 2026 and summarized recent business highlights.

“Our near-term focus is obtaining Food and Drug Administration (FDA) feedback on the proposed use of a new formulation of brilaroxazine and preparing for the next stages of clinical development while managing our capital resources carefully,” said Laxminarayan Bhat, Founder, President, and CEO of Reviva. “We expect FDA feedback in the fourth quarter of 2026 to inform the use of this formulation in our RECOVER-2 registrational Phase 3 trial and a future New Drug Application (NDA) submission for the treatment of schizophrenia. Following that feedback, we plan to initiate a bioequivalence study to confirm comparability of the new formulation in the first quarter of 2027. We also target initiation of RECOVER-2 patient enrollment in the first half of 2027, subject to receipt of additional financing. In parallel, we have filed a composition of matter patent application for the new formulation of brilaroxazine, with the potential to extend patent protection through 2046. The U.S, patent office has granted priority examination (Track 1) for this patent application. We remain focused on disciplined execution as we advance brilaroxazine as a potentially differentiated treatment option for patients with schizophrenia.”

Clinical Program and Business Highlights

●

U.S. composition of matter patent application filed for a new formulation of brilaroxazine, with potential to extend patent protection through 2046. The U.S. patent office has granted priority examination (Track 1) for this patent application.

●	New brilaroxazine formulation proposed for use in the planned bridging bioequivalence study, RECOVER-2 Phase 3 trial and a future NDA submission for schizophrenia.

Anticipated Milestones and Events

●	FDA feedback on use of a new formulation of brilaroxazine in RECOVER-2 trial expected Q4 2026

●

Bioequivalence study on the new formulation of brilaroxazine expected to initiate in Q1 2027. Patient enrollment in the RECOVER-2 Phase 3 trial expected to initiate in 1H 2027, subject to receipt of additional financing

●	Additional publications on brilaroxazine for the treatment of schizophrenia expected over the next 6 months

●	Pursuing partnership opportunities for the development of our pipeline

●	Anticipate filing application seeking relisting of the Company’s common stock (RVPH) on Nasdaq stock exchange in 1H 2027

Financial Results for Q3 2026

●

The Company reported a net loss of approximately $2.3 million, or $0.17 per share, for the three months ended September 30, 2026, compared to a net loss of approximately $4.0 million, or $1.09 per share, for the three months ended September 30, 2025. All share and per share amounts in this press release, including the accompanying tables, have been retrospectively adjusted as appropriate to reflect the Company’s one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding common stock effected on March 9, 2026.

●	As of September 30, 2026, the Company’s cash and cash equivalents totaled approximately $17.5 million compared to approximately $14.4 million as of December 31, 2025.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s plans for its brilaroxazine program including intended steps of advancing clinical development and regulatory strategy towards potential approval, statements about the Company’s planned registrational RECOVER-2 Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia, statements about the Company’s planned use of a new formulation of brilaroxazine in its RECOVER-2 Phase 3 trial and in its future NDA submission, statements about anticipated FDA feedback, and the projected timing of the foregoing, statements about the Company’s planned bioequivalence study, statements about the expected timing of initiation of patient enrollment in the RECOVER-2 Phase 3 trial, statements about the Company’s strategy to strengthen the long-term value of brilaroxazine and the potential to extend patent protection and commercial exclusivity, including the expected duration thereof, statements about potential future NDA and other future regulatory submissions, statements about the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans and the timing thereof, including the anticipated timing of the availability of trial data, clinical and regulatory timelines and expenses, planned or intended additional trials or studies and the timing thereof, planned or intended regulatory submissions and the timing thereof, or trial data or results or the implications thereof generally, statements about the quotation of the Company’s common stock on the OTCQB Venture Market (which is subject to additional risks compared to being listed on a national securities exchange including the Company’s ability to maintain compliance with the standards for continued quotation on the OTC Markets, together with limited liquidity, increased volatility, sporadic trading in the public market for the Company’s common stock, and that the Company’s ability to raise additional capital while trading on the OTC Markets may be adversely impacted), statements about the Company’s intended application for relisting on Nasdaq including the projected timing thereof, which is associated with corresponding risks including that the Company’s application and associated relisting process may be delayed and/or unsuccessful, statements about market opportunity, ability to raise sufficient funding, the Company’s cash position and its projected cash runway, and the Company’s efforts to manage its capital resources, statements about competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities, and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC
PJ Kelleher
pkelleher@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$17,458,418	$14,438,792
Prepaid clinical trial costs	819,721	—
Prepaid expenses and other current assets	279,186	664,685
Total current assets	18,557,325	15,103,477
Non-current prepaid clinical trial costs	—	819,721
Total Assets	$18,557,325	$15,923,198

Liabilities and Stockholders’ Equity

Liabilities
Short-term debt	$44,388	$406,875
Accounts payable	2,476,554	3,009,074
Accrued clinical expenses	2,103,213	2,582,094
Accrued compensation	654,575	485,899
Other accrued liabilities	199,234	791,611
Total current liabilities	5,477,964	7,275,553
Total Liabilities	5,477,964	7,275,553

Stockholders’ Equity
Common stock, par value of $0.0001; 515,000,000 shares authorized; 13,110,377 and 5,872,865 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	12,378	11,655
Preferred Stock, par value of $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	205,147,658	192,773,942
Accumulated deficit	(192,080,675)	(184,137,952)
Total stockholders' equity	13,079,361	8,647,645

Total Liabilities and Stockholders’ Equity	$18,557,325	$15,923,198

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$1,198,460	$2,131,444	$4,028,164	$9,969,736
General and administrative	1,234,058	1,898,397	4,293,849	6,671,254
Total operating expenses	2,432,518	4,029,841	8,322,013	16,640,990
Loss from operations	(2,432,518)	(4,029,841)	(8,322,013)	(16,640,990)
Other income (expense)
(Loss) gain on remeasurement of warrant liabilities	—	(27,816)	—	44,504
Interest expense	(1,174)	(2,605)	(10,762)	(19,022)
Interest income	135,329	59,103	401,002	168,061
Other income (expense), net	1,392	(6,774)	(3,038)	(33,769)
Total other income, net	135,547	21,908	387,202	159,774
Loss before provision for income taxes	(2,296,971)	(4,007,933)	(7,934,811)	(16,481,216)
Provision for income taxes	1,934	2,840	7,912	16,007
Net loss	$(2,298,905)	$(4,010,773)	$(7,942,723)	$(16,497,223)

Net loss per share:
Basic and diluted	$(0.17)	$(1.09)	$(0.71)	$(5.71)

Weighted average shares outstanding
Basic and diluted	13,208,816	3,664,647	11,169,518	2,887,726